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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2004

Atlantic Express Transportation Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	4151 (Primary Standard Industrial Classification Code Number)	13-392-4567 (IRS Employer Identification No.)
7 North Street Staten Island, New York 10302-1205 (Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (718) 556-8079
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Please note that Atlantic Express Transportation Corp. is not a public reporting company and is submitting this Current Report in order to comply with a reporting obligation under an indenture governing its debt securities.

Item 4.01. Changes in Independent Registered Public Accounting Firm.

        On July 31, 2004, the Board of Directors of Atlantic Express Transportation Corp. (the "Company") dismissed Ernst & Young LLP ("E&Y") as the Company's independent auditors. On August 4, 2004, the Company engaged BDO Seidman, LLP ("BDO") as its new independent auditors and the Board of Directors of the Company formally approved the engagement on November 10, 2004.

        The audit reports of E&Y on the Company's consolidated financial statements as of June 30, 2003 and for the fiscal years ended June 30, 2002 and 2003 did not contain any adverse opinion or disclaimer opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports for the fiscal years ended June 30, 2002 and 2003 expressed substantial doubt regarding the Company's ability to continue as a going concern as the Company believes it will require additional funding beyond its current financing, and there is uncertainty related to the Company's ability to obtain adequate financing and to generate sufficient cash flows from operations to meet future obligations.

        During the fiscal years ended June 30, 2002 and 2003, and for the interim period through July 31, 2004, the date the engagement of E&Y by the Company ended, there were no disagreements with E&Y on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        During the fiscal years ended June 30, 2002 and 2003, and for the interim period through July 31, 2004, the date the engagement of E&Y by the Company ended, E&Y did not advise it of any reportable events under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

        The Company has provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16.1, hereto is a copy of a letter from E&Y to the SEC, dated November 10, 2004, stating that it agrees with such statements.

        During the fiscal years ended June 30, 2002 and 2003, and for the interim period through July 31, 2004, the date the engagement of E&Y by the Company ended, neither the Company nor anyone acting on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or "event", as those terms are described in Item 304(a)(1) (v) of Regulation S-K.

Item 8.01. Entry into a Material Definitive Agreement.

        On October 14, 2004, Congress Financial Corporation amended its Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2004 (the "New Senior Credit Facility"), to allow it to make non-revolving supplemental loans to Atlantic Express Transportation Corp. (the "Company") of up to $3.5 million. These supplemental loans, which are not subjected to borrowing base availability, do not increase the maximum amount of the New Senior Credit Facility. The $3.5 million loan, which bears interest at 12% per annum, was funded by GSCP II Holdings (AE), L.L.C. and GSC Recovery II, L.P., affiliates of the Company (together, "GSC"), as junior participants to the supplemental loan, on

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October 14, 2004. Under the terms of the definitive documentation of the supplemental loan, GSC may receive payment of the outstanding principal balance of the supplemental loans if the Company's excess availability, as defined in the new senior credit facility, is not less than $5.0 million for the 30 day period immediately prior to the repayment of these loans and for each of the three business days immediately prior to the date of repayment of the loans.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits:

10.1	Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated October 14, 2004.
16.1	Letter of Ernst & Young LLP, dated November 10, 2004.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004
ATLANTIC EXPRESS TRANSPORTATION CORP.
/s/ NEIL J. ABITABILO Name: Neil J. Abitabilo Title: Chief Financial Officer

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